EXHIBIT 99.1

20 North Broadway Oklahoma City, Oklahoma 73102-8260	Telephone: (405) 235-3611 Fax: (405) 552-4667
NEWS RELEASE

Investor contact:	Zack Hager
(405) 552-4526

Media contact:	Brian Engel
(405) 228-7750
DEVON ENERGY REPORTS 16 PERCENT PRODUCTION GROWTH IN SECOND
QUARTER 2007 AS NET EARNINGS CLIMB TO $2.00 PER SHARE
OKLAHOMA CITY — August 1, 2007 — Devon Energy Corporation (NYSE:DVN) today reported net earnings of $904 million, or $2.02 per common share, ($2.00 per diluted common share), for the quarter ended June 30, 2007. In comparison, second-quarter 2006 net earnings were $859 million, or $1.94 per common share ($1.92 per diluted common share).
     For the six months ended June 30, 2007, the company reported net earnings of $1.6 billion, or $3.48 per common share ($3.44 per diluted common share). For the six months ended June 30, 2006, Devon earned $1.6 billion, or $3.52 per common share ($3.47 per diluted common share).
     Securities analysts typically exclude certain items from their published estimates. In aggregate, these items increased Devon’s second-quarter 2007 net earnings by $59 million, or 13 cents per diluted share. The adjusting items are discussed in detail later in this news release.
Fifth Consecutive Quarterly Production Increase Exceeds Expectations
     Devon increased oil and gas production from continuing operations in the second quarter of 2007 to 56.2 million oil-equivalent barrels (Boe). This is a 16 percent increase compared with second-quarter 2006 production. Devon has increased oil and gas production from retained properties for five consecutive quarters.
     Second-quarter production benefited from better than expected performance from several core properties including the Barnett Shale. Also contributing to the production increase were minor favorable royalty adjustments in Canada, the timing of oil sales in Azerbaijan and a delay in scheduled downtime at the Panyu field in China.
Record Barnett Shale Production Leads Operating Highlights
     Devon drilled 425 successful wells in the second quarter of 2007 with an overall success rate of 98 percent. Following are highlights of operations conducted in the second quarter of 2007.

•	Devon’s share of natural gas production from the Barnett Shale field in north Texas averaged 797 million cubic feet of gas equivalent per day in the second quarter of 2007. This was a new quarterly production record and 37 percent greater than the second quarter of 2006.
•	The Independence Hub in the Gulf of Mexico was readied for production in the second quarter of 2007. The Merganser field, in which Devon has a 50 percent working interest, is expected to begin producing natural gas to the Independence Hub in August. Devon expects its net share of production from Merganser to be about 50 million cubic feet of gas per day.
•	In May, the Ocean Endeavor deepwater drilling rig, which is under long-term contract to Devon, arrived in the Gulf of Mexico. In July, the Ocean Endeavor commenced drilling an exploratory well on the Chuck prospect. Chuck is the first well operated by Devon to target a Lower Tertiary objective. Chuck, in 6,500 feet of water, is expected to reach a total depth of about 31,500 feet in the fourth quarter of 2007. Devon has a 39.5 percent working interest in the Chuck prospect.
•	In the offshore Polvo field in Brazil during the second quarter, Devon began drilling and completion of the first of 10 planned oil wells. Production from the first well commenced in late July. Additional wells will be drilled in 2007 and 2008. The company expects its net share of production from Polvo to reach about 26,000 barrels per day in 2008.
•	In Canada in the second quarter, Devon was finalizing construction and commissioning of the Jackfish project in the Alberta oil sands. Steam injection at Jackfish commenced on July 16, 2007. The 100 percent Devon-owned project is sized to produce 35,000 barrels of oil per day when fully operational in late 2008.
•	Also in Alberta, oil production from Devon’s Iron River and Manatokan fields helped the Lloydminster area average 33,000 barrels per day in the second quarter of 2007. This was 48% higher than the same period a year ago. Devon plans to drill nearly 400 wells in Lloydminster during 2007.
Increased Production Fuels 26 Percent Sales Growth
     Combined oil, gas and natural gas liquids production from continuing operations averaged 618 thousand Boe per day in the second quarter of 2007. This was a 16 percent increase in daily production from continuing operations compared with the second quarter in 2006. The production growth was concentrated in onshore fields in the United States and in Azerbaijan.
     Second-quarter combined daily production from continuing operations increased five percent compared with the first quarter of 2007. Devon now expects full-year 2007 production from continuing operations at the high end of a forecast range of 219 to 221 million Boe. This represents about a 10 percent increase when compared with 2006 annual production.
     Sales of oil, natural gas and natural gas liquids reached $2.5 billion in the second quarter of 2007. This was a 26 percent increase compared with the second quarter of 2006. The increase in sales was the result of greater production and increased realized prices for natural gas and natural gas liquids.
     The average realized price for natural gas increased 11 percent in the second quarter of 2007 to $6.50 per thousand cubic feet. This compares with $5.85 per thousand cubic feet in the second quarter of 2006. The company’s average realized oil price decreased four percent to $60.01 per barrel in the second quarter of 2007 compared with $62.38 per barrel in the year-ago period. Devon’s realized natural gas liquids price increased four percent to $35.03 per barrel from $33.83 per barrel in the second quarter of 2006.
     Second-quarter 2007 marketing and midstream operating profit was $119 million, compared with $105 million in the second quarter of 2006. The 13 percent increase resulted primarily from an increase in marketed gas volumes and higher natural gas and natural gas liquids prices.
Cost Increases Supported by Greater Production and Revenues
     Devon’s expenses in all categories are higher in 2007 than in 2006, but generally in line with expectations. The expense increases are being driven by industry-wide upward cost pressure and higher production and activity levels. Higher costs in the second quarter of 2007 were more than offset by higher revenues, leading to an increase in net earnings.
African Results Reported as Discontinued Operations
     Devon is in the process of divesting its assets and terminating operations in Egypt and West Africa. In accordance with accounting standards, Devon has reclassified the assets, liabilities and results of its operations in Egypt and West Africa as discontinued operations for all accounting periods presented in this release. Although revenues and expenses for prior periods were reclassified, there was no impact upon previously reported net earnings. Included with the financial information that follows is a table of revenues, expenses and production categories and the amounts reclassified as discontinued operations for each period presented.
Cash Flow Before Balance Sheet Changes Reaches Record Levels
     Cash flow before balance sheet changes reached a record total of $1.8 billion in the second quarter of 2007. The company used cash flow and cash on hand to fund $1.4 billion of capital expenditures during the second quarter.
     At June 30, 2007, net debt had been reduced to 20 percent of adjusted capitalization, compared with 26 percent at June 30, 2006. Reconciliations of cash flow before balance sheet changes, net debt and adjusted capitalization, which are non-GAAP measures, are provided in this release.
Items Excluded from Published Earnings Estimates
     Devon’s reported net earnings include items of income and expense that are typically excluded by securities analysts in their published estimates of the company’s financial results. These items and their effects upon second-quarter 2007 reported earnings were as follows:
•	A change in fair value of financial instruments increased second-quarter 2007 earnings by $10 million pre-tax ($6 million after tax).
•	An unrealized gain on natural gas derivative instruments increased second-quarter 2007 earnings by $9 million pre-tax ($6 million after tax).
•	A reduction in the Canadian statutory income tax rate increased after-tax earnings by $30 million.
•	The decisions to exit Egypt and West Africa generated financial benefits that increased second-quarter 2007 earnings by $57 million pre-tax ($30 million after tax).

•	A reduction in the carrying value of assets held for sale in West Africa reduced second-quarter earnings by $64 million pre-tax ($13 million after tax).
     The following table summarizes the effects of these items on second-quarter 2007 earnings and income taxes.
Summary of Items Typically Excluded by Securities Analysts — Second Quarter 2007
(in millions)

	Pretax				After-tax	Cash Flow Before
	Earnings	Income Tax Effect			Earnings	Balance Sheet
	Effect	Current	Deferred	Total	Effect	Changes Effect

Change in fair value of financial instruments	$10	—	4	4	6	—
Unrealized gain on natural gas derivatives	9	—	3	3	6	—
Change in Canadian income tax rate	—	—	(30)	(30)	30	—
Financial benefits generated by decision to exit Africa	57	—	27	27	30	—
Reduction of carrying value in West Africa	(64)	—	(51)	(51)	(13)	—

Totals	$12	—	(47)	(47)	59	—

     In aggregate, these items increased second-quarter 2007 net earnings by $59 million, or 13 cents per common share (13 cents per diluted share).
Conference Call to be Webcast Today
     Devon will discuss its second-quarter 2007 financial and operating results and changes to its full-year 2007 outlook in a conference call webcast today. The webcast will begin at 10 a.m. Central Time (11 a.m. Eastern Time). The webcast may be accessed from Devon’s internet home page at www.devonenergy.com.
     This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission. Such statements are those concerning strategic plans, expectations and objectives for future operations. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company. Statements regarding future drilling and production are subject to all of the risks and uncertainties normally incident to the exploration for and development and production of oil and gas. These risks include, but are not limited to, inflation or lack of availability of goods and services, environmental risks, drilling risks and regulatory changes. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements
     The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. This release may contain certain terms, such as resource potential, reserve potential, probable reserves, possible reserves and exploration target size. The SEC guidelines strictly prohibit us from including these terms in filings with the SEC. U.S. investors are urged to consider closely the disclosure in our Form 10-K, File No. 001-32318, available from us at Devon Energy Corporation, Attn. Investor Relations, 20 North Broadway, Oklahoma City, OK 73102. You can also obtain this form from the SEC by calling 1-800-SEC-0330.
     Devon Energy Corporation is an Oklahoma City-based independent energy company engaged in oil and gas exploration and production. Devon is one of the world’s leading independent oil and gas producers and is included in the S&P 500 Index. For more information about Devon, please visit our website at www.devonenergy.com.

DEVON ENERGY CORPORATION
UNAUDITED FINANCIAL AND OPERATIONAL INFORMATION
PRODUCTION DATA (net of royalties)
All periods exclude discontinued operations from Egypt and West Africa

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006

Total Period Production

Natural Gas (Bcf)
U.S. Onshore	135.9	117.3	263.6	230.8
U.S. Offshore	18.9	18.6	37.5	35.0

Total U.S.	154.8	135.9	301.1	265.8
Canada	57.0	62.7	112.3	121.8
International	0.5	0.7	0.8	1.3

Total Natural Gas	212.3	199.3	414.2	388.9

Oil (MMBbls)
U.S. Onshore	2.9	2.8	5.7	5.6
U.S. Offshore	2.0	2.3	3.7	4.5

Total U.S.	4.9	5.1	9.4	10.1
Canada	4.0	3.1	7.5	6.3
International	5.5	1.5	10.8	3.2

Total Oil	14.4	9.7	27.7	19.6

Natural Gas Liquids (MMBbls)
U.S. Onshore	5.1	4.4	9.9	8.9
U.S. Offshore	0.2	0.1	0.3	0.2

Total U.S.	5.3	4.5	10.2	9.1
Canada	1.1	1.2	2.2	2.4
International	—	—	—	—

Total Natural Gas Liquids	6.4	5.7	12.4	11.5

Oil Equivalent (MMBoe)
U.S. Onshore	30.7	26.8	59.5	53.0
U.S. Offshore	5.3	5.4	10.3	10.5

Total U.S.	36.0	32.2	69.8	63.5
Canada	14.6	14.7	28.4	29.0
International	5.6	1.7	10.9	3.3

Total Oil Equivalent	56.2	48.6	109.1	95.8

Average Daily Production

Natural Gas (MMcf)
U.S. Onshore	1,493.7	1,288.7	1,456.3	1,275.0
U.S. Offshore	207.6	204.0	207.0	193.5

Total U.S.	1,701.3	1,492.7	1,663.3	1,468.5
Canada	626.2	689.0	620.7	672.8
International	5.6	7.2	4.3	7.1

Total Natural Gas	2,333.1	2,188.9	2,288.3	2,148.4

Oil (MBbls)
U.S. Onshore	31.5	30.8	31.1	31.0
U.S. Offshore	22.0	24.7	20.5	24.5

Total U.S.	53.5	55.5	51.6	55.5
Canada	44.0	33.6	41.5	34.7
International	60.9	16.9	59.8	17.4

Total Oil	158.4	106.0	152.9	107.6

Natural Gas Liquids (MBbls)
U.S. Onshore	56.4	48.5	54.8	49.1
U.S. Offshore	2.2	1.0	1.8	1.3

Total U.S.	58.6	49.5	56.6	50.4
Canada	11.7	13.2	12.0	13.4
International	—	—	—	—

Total Natural Gas Liquids	70.3	62.7	68.6	63.8

Oil Equivalent (MBoe)
U.S. Onshore	336.9	294.1	328.7	292.7
U.S. Offshore	58.8	59.8	56.8	58.0

Total U.S.	395.7	353.9	385.5	350.7
Canada	160.1	161.6	157.0	160.2
International	61.8	18.1	60.5	18.6

Total Oil Equivalent	617.6	533.6	603.0	529.5

DEVON ENERGY CORPORATION
UNAUDITED FINANCIAL AND OPERATIONAL INFORMATION
REALIZED PRICE DATA
(average realized prices)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006

Realized Prices

Natural Gas ($/Mcf)
U.S. Onshore	$6.25	$5.67	$6.01	$6.27
U.S. Offshore	$7.82	$7.39	$7.51	$7.80
Total U.S.	$6.44	$5.91	$6.20	$6.47
Canada	$6.66	$5.70	$6.55	$6.51
International	$6.19	$7.13	$5.16	$6.61

Total Natural Gas	$6.50	$5.85	$6.29	$6.49

Oil ($/Bbl)
U.S. Onshore	$60.82	$64.87	$56.02	$61.22
U.S. Offshore	$65.35	$67.51	$60.16	$63.87
Total U.S.	$62.68	$66.05	$57.67	$62.39
Canada	$46.32	$54.52	$45.01	$46.14
International	$67.57	$65.96	$62.76	$61.35

Total Oil	$60.01	$62.38	$56.22	$56.99

Natural Gas Liquids ($/Bbl)
U.S. Onshore	$33.35	$30.53	$30.54	$28.55
U.S. Offshore	$31.14	$47.05	$30.52	$41.06
Total U.S.	$33.26	$30.88	$30.54	$28.86
Canada	$43.82	$44.87	$40.37	$43.70
International	$—	$—	$—	$—

Total Natural Gas Liquids	$35.03	$33.83	$32.26	$31.98

Oil Equivalent ($/Boe)
U.S. Onshore	$38.99	$36.69	$37.05	$38.61
U.S. Offshore	$53.24	$53.98	$50.05	$53.90
Total U.S.	$41.11	$39.61	$38.96	$41.14
Canada	$41.99	$39.31	$40.88	$40.99
International	$67.11	$64.45	$62.39	$59.98

Total Oil Equivalent	$43.94	$40.36	$41.81	$41.76

BENCHMARK PRICES
(average prices)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006

Benchmark Prices

Natural Gas ($/Mcf) — Henry Hub	$7.55	$6.80	$7.16	$7.91
Oil ($/Bbl) — West Texas Intermediate (Cushing)	$65.08	$70.64	$61.71	$67.03

PRICE DIFFERENTIALS, EXCLUDING EFFECTS OF HEDGES
(average floating price differentials from benchmark prices)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006

Price Differentials

Natural Gas ($/Mcf)
U.S. Onshore	$(1.39)	$(1.13)	$(1.11)	$(1.64)
U.S. Offshore	$0.27	$0.59	$0.35	$(0.11)
Total U.S.	$(1.19)	$(0.89)	$(0.93)	$(1.44)
Canada	$(0.69)	$(0.99)	$(0.40)	$(1.22)
International	$(1.36)	$0.33	$(2.00)	$(1.30)

Total Natural Gas	$(1.06)	$(0.92)	$(0.79)	$(1.37)

Oil ($/Bbl)
U.S. Onshore	$(4.26)	$(5.77)	$(5.69)	$(5.81)
U.S. Offshore	$0.27	$(3.13)	$(1.55)	$(3.16)
Total U.S.	$(2.40)	$(4.59)	$(4.04)	$(4.64)
Canada	$(18.76)	$(16.12)	$(16.70)	$(20.89)
International	$2.49	$(4.68)	$1.05	$(5.68)

Total Oil	$(5.07)	$(8.26)	$(5.49)	$(10.04)

DEVON ENERGY CORPORATION
UNAUDITED FINANCIAL AND OPERATIONAL INFORMATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006

Revenues

Oil sales	$865	$602	$1,556	$1,110
Gas sales	1,380	1,165	2,606	2,523
Natural gas liquids sales	224	193	401	369
Marketing & midstream revenues	460	390	839	848

Total revenues	2,929	2,350	5,402	4,850

Expenses and other income, net

Lease operating expenses	439	342	869	673
Production taxes	90	86	170	169
Marketing & midstream operating costs and expenses	341	285	611	623
Depreciation, depletion and amortization of oil and gas properties	645	490	1,232	933
Depreciation and amortization of non-oil and gas properties	49	43	95	84
Accretion of asset retirement obligation	18	13	36	23
General & administrative expenses	113	90	232	180
Interest expense	107	102	217	203
Change in fair value of financial instruments	(10)	47	(9)	59
Reduction of carrying value of oil and gas properties	—	16	—	16
Other income, net	(17)	(29)	(43)	(58)

Total expenses and other income, net	1,775	1,485	3,410	2,905

Earnings from continuing operations before income tax expense	1,154	865	1,992	1,945

Income tax expense

Current	174	100	363	324
Deferred	156	2	231	142

Total income tax expense	330	102	594	466

Earnings from continuing operations	824	763	1,398	1,479

Discontinued operations

Earnings from discontinued operations before income tax expense	128	178	265	225
Income tax expense	48	82	108	145

Earnings from discontinuing operations	80	96	157	80

Net earnings	904	859	1,555	1,559
Preferred stock dividends	3	3	5	5

Net earnings applicable to common stockholders	$901	$856	$1,550	$1,554

Net earnings per weighted average common share outstanding
Basic	$2.02	$1.94	$3.48	$3.52
Diluted	$2.00	$1.92	$3.44	$3.47
Basic weighted average shares outstanding	446	440	445	441
Diluted weighted average shares outstanding	450	446	450	447

DEVON ENERGY CORPORATION
UNAUDITED FINANCIAL AND OPERATIONAL INFORMATION
CONSOLIDATED BALANCE SHEETS
(in millions)

	June 30,	December 31,
	2007	2006
		(Audited)

Assets

Current assets

Cash and cash equivalents	$1,042	$692
Short-term investments, at fair value	315	574
Accounts receivable	1,375	1,324
Current assets held for sale	175	232
Other current assets	259	390
Total current assets	3,166	3,212

Property and equipment, at cost, based on the full cost method of accounting for oil and gas properties ($3,282 and $3,293 excluded from amortization in 2007 and 2006, respectively)	43,992	39,585
Less accumulated depreciation, depletion and amortization	18,338	16,429

Net property and equipment	25,654	23,156

Investment in Chevron Corporation common stock, at fair value	1,195	1,043
Goodwill	5,961	5,706
Assets held for sale	1,675	1,619
Other assets	380	327

Total Assets	$38,031	$35,063

Liabilities and Stockholders’ Equity

Current liabilities

Accounts payable — trade	$1,139	$1,154
Revenues and royalties due to others	509	522
Income taxes payable	171	82
Short-term debt	2,022	2,205
Accrued interest payable	119	114
Current portion of asset retirement obligation, at fair value	45	53
Current liabilities associated with assets held for sale	138	173
Accrued expenses and other current liabilities	273	342

Total current liabilities	4,416	4,645

Debentures exchangeable into shares of Chevron Corporation common stock	737	727
Other long-term debt	4,837	4,841
Financial instruments, at fair value	445	302
Asset retirement obligation, at fair value	1,214	804
Liabilities associated with assets held for sale	428	429
Other liabilities	666	583
Deferred income taxes	5,602	5,290

Stockholders’ equity

Preferred stock	1	1
Common stock	45	44
Additional paid-in capital	6,956	6,840
Retained earnings	10,893	9,114
Accumulated other comprehensive income	1,791	1,444
Treasury stock	—	(1)

Stockholders’ Equity	19,686	17,442

Total Liabilities & Stockholders’ Equity	$38,031	$35,063

Common Shares Outstanding	446	444

DEVON ENERGY CORPORATION
UNAUDITED FINANCIAL AND OPERATIONAL INFORMATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)

	Six Months Ended June 30,
	2007	2006

Cash Flows From Operating Activities

Net earnings	$1,555	$1,559
Earnings from discontinued operations, net of tax	(157)	(80)
Adjustments to reconcile net earnings from continuing operations to net cash provided by operating activities:
Depreciation, depletion and amortization	1,327	1,017
Deferred income tax expense	231	142
Net gain on sales of non-oil and gas property and equipment	(1)	(5)
Reduction of carrying value of oil and gas properties	—	16
Other non-cash charges	95	112
Changes in assets and liabilities:
(Increase) decrease in:
Accounts receivable	32	247
Other current assets	(27)	(12)
Long-term other assets	(46)	9
Increase (decrease) in:
Accounts payable	47	(166)
Income taxes payable	178	(123)
Other current liabilities	(96)	(108)
Long-term other liabilities	14	(21)

Cash provided by operating activities — continuing operations	3,152	2,587
Cash provided by operating activities — discontinued operations	197	231

Net cash provided by operating activities	3,349	2,818

Cash Flows From Investing Activities

Proceeds from sales of property and equipment	37	26
Capital expenditures, including acquisitions of businesses	(2,990)	(4,584)
Purchases of short-term investments	(589)	(1,698)
Sales of short-term investments	848	2,046

Cash used in investing activities — continuing operations	(2,694)	(4,210)
Cash used in investing activities — discontinued operations	(115)	(131)

Net cash used in investing activities	(2,809)	(4,341)

Cash Flows From Financing Activities

Net commercial paper (repayments) borrowings, net of issuance costs	(183)	1,452
Principal payments on debt, including current maturities	—	(208)
Proceeds from exercise of stock options	60	27
Repurchase of common stock	(10)	(253)
Excess tax benefits related to share-based compensation	17	7
Dividends paid on common stock	(124)	(99)
Dividends paid on preferred stock	(5)	(5)

Net cash (used in) provided by financing activities	$(245)	$921

Effect of exchange rate changes on cash	$16	$26
Net increase (decrease) in cash and cash equivalents	311	(576)
Cash and cash equivalents at beginning of period (including assets held for sale)	756	1,606

Cash and cash equivalents at end of period (including assets held for sale)	$1,067	$1,030

Supplementary cash flow data:
Interest paid (net of capitalized interest)	$202	$195
Income taxes paid	$159	$499

DEVON ENERGY CORPORATION
UNAUDITED FINANCIAL AND OPERATIONAL INFORMATION
DRILLING ACTIVITY

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006

Exploration Wells Drilled

U.S.	5	18	27	39
Canada	9	30	64	96
International	—	2	1	2

Total	14	50	92	138

Exploration Wells Success Rate

U.S.	100%	89%	81%	90%
Canada	67%	100%	95%	99%
International	—	0%	0%	0%

Total	79%	92%	90%	95%

Development Wells Drilled

U.S.	360	372	624	655
Canada	54	109	306	382
International	6	7	9	14

Total	420	488	939	1,051

Development Wells Success Rate

U.S.	98%	98%	98%	98%
Canada	100%	100%	100%	99%
International	100%	100%	100%	100%

Total	99%	98%	99%	99%

Total Wells Drilled

U.S.	365	390	651	694
Canada	63	139	370	478
International	6	9	10	16

Total	434	538	1,031	1,189

Total Wells Success Rate

U.S.	98%	97%	98%	98%
Canada	95%	100%	99%	99%
International	100%	78%	90%	88%

Total	98%	98%	98%	99%

COMPANY OPERATED RIGS

	June 30,
	2007	2006

Number of Company Operated Rigs Running

U.S.	77	60
Canada	10	11
International	1	—

Total	88	71

CAPITAL EXPENDITURES DATA (in millions)
Quarter Ended June 30, 2007

	U.S. Onshore	U.S. Offshore	Canada	International	Devon Total

Capital Expenditures

Exploration	$57	48	25	12	$142
Development	736	62	145	82	1,025

Exploration and development capital	$793	110	170	94	$1,167

Capitalized G&A					82
Capitalized interest					15
Discontinued operations					48
Property acquisitions					9
Midstream capital					69
Other capital					38

Total capital expenditures					$1,428

DEVON ENERGY CORPORATION
UNAUDITED FINANCIAL AND OPERATIONAL INFORMATION
CAPITAL EXPENDITURES DATA (in millions)
Six Months Ended June 30, 2007

	U.S. Onshore	U.S. Offshore	Canada	International	Devon Total

Capital Expenditures

Exploration	$99	119	64	45	$327
Development	1,374	122	520	141	2,157

Exploration and development capital	$1,473	241	584	186	$2,484

Capitalized G&A					146
Capitalized interest					30
Discontinued operations					107
Property acquisitions					12
Midstream capital					168
Other capital					58

Total capital expenditures					$3,005

DETAIL OF RECLASSIFICATION FOR DISCONTINUED
OPERATIONS IN EGYPT AND WEST AFRICA

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006

Production from Discontinued Operations

Oil (MMBbls)	3.2	3.8	6.3	7.4
Natural Gas (Bcf)	1.2	1.6	2.6	3.2

Total Oil Equivalent (MMBoe)	3.4	4.1	6.7	7.9

STATEMENTS OF DISCONTINUED OPERATIONS DATA
(in millions)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006

Revenues

Oil sales	$205	$255	$375	$462
Gas sales	4	5	8	11
Marketing & midstream revenues	6	7	7	11

Total revenues	215	267	390	484

Expenses and other income, net

Lease operating expenses	19	20	39	38
Marketing & midstream operating costs and expenses	2	3	3	4
Depreciation, depletion and amortization of oil and gas properties	2	66	18	130
Depreciation, depletion and amortization of non-oil and gas properties	—	—	—	1
Accretion of asset retirement obligation	1	—	2	1
Reduction of carrying value of assets held for sale	63	—	63	85

Total expenses and other income, net	87	89	125	259

Earnings before income tax expense	128	178	265	225

Income tax (benefit) expense

Current	71	98	115	177
Deferred	(23)	(16)	(7)	(32)

Total income tax expense	48	82	108	145

Earnings from discontinued operations	$80	$96	$157	$80

Non-GAAP Financial Measures

DEVON ENERGY CORPORATION
UNAUDITED FINANCIAL AND OPERATIONAL INFORMATION
     The United States Securities and Exchange Commission has adopted disclosure requirements for public companies such as Devon concerning Non-GAAP financial measures. (GAAP refers to generally accepted accounting principles.) The company must reconcile the Non-GAAP financial measure to related GAAP information. Cash flow before balance sheet changes is a Non-GAAP financial measure. Devon believes cash flow before balance sheet changes is relevant because it is a measure of cash available to fund the company’s capital expenditures, dividends and to service its debt. Cash flow before balance sheet changes is also used by certain securities analysts as a measure of Devon’s financial results.
RECONCILIATION TO GAAP INFORMATION
(in millions)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006

Net Cash Provided By Operating Activities (GAAP)	$1,832	$1,296	$3,349	$2,818

Changes in assets and liabilities — continuing operations	(59)	161	(102)	174
Changes in assets and liabilities — discontinuing operations	43	76	37	33

Cash flow before balance sheet changes (Non-GAAP)	$1,816	$1,533	$3,284	$3,025

     Devon believes that using net debt, defined as debt less cash, short-term investments and the market value of Chevron common stock, for the calculation of “net debt to adjusted capitalization” provides a better measure than using debt. Devon believes that because cash and short-term investments can be used to repay indebtedness, netting cash and short-term investments against debt provides a clearer picture of the future demands on cash to repay debt. Included in Devon’s indebtedness are $737 million of debentures exchangeable into 14.2 million shares of Chevron common stock owned outright by Devon. As of June 30, 2007, the market value of the shares ($1.2 billion) exceeded the related debt obligation. Devon believes deducting the market value of the stock provides a clearer picture of future demands on cash to repay debt. This methodology is also utilized by various lenders, rating agencies and securities analysts as a measure of Devon’s indebtedness.
RECONCILIATION TO GAAP INFORMATION
(in millions)

	June 30,
	2007	2006

Total debt (GAAP)	$7,596	$8,054
Adjustments:
Cash and short-term investments	1,357	1,266
Market value of Chevron Corporation common stock	1,195	880

Net Debt (Non-GAAP)	$5,044	$5,908

Total Capitalization

Total debt	$7,596	$8,054
Stockholders’ equity	19,686	16,493

Total Capitalization (GAAP)	$27,282	$24,547

Adjusted Capitalization

Net debt	$5,044	$5,908
Stockholders’ equity	19,686	16,493

Adjusted Capitalization (Non-GAAP)	$24,730	$22,401